Press Release #201524	FOR IMMEDIATE RELEASE	October 23, 2015

Enertopia Announces New Board Appointment and Board Advisor

Vancouver, BC—Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce our new Advisor to the Board, Mr. Victor Lebouthillier has spent the last 25 years of his career applying new developments in behavioral health sciences to leadership, workplace and family environments.

Mr. Lebouthillier, was past CEO and publisher of Alive Publishing Group: One of North America’s leading publishers of health-related journals, books, and distance education home-study courses. Alive garnered the highest readership on health-related topics in Canada, with more than one million readers a month relying on it for information on nutrition, emotional health and stress management. Alive was the recipient of three Benjamin Franklin publishing awards.

Currently, Mr. Lebouthillier is President and the Founder of Health Factors: A service focused on the research and application of advanced behavioral sciences. Mr. Lebouthillier leads a team of behavioral health professionals, communicators and IT programmers whose passion and skills center on accelerating people to achieve optimal wellness and performance.

Mr. Lebouthillier will be assisting the Enertopia Board of Directors in evaluating current and future sourced business opportunities in the health and wellness sector.

“I am excited about this new opportunity to be involved with Enertopia as their new Advisor to the Board.” Stated Mr. Victor Lebouthillier.

Enertopia is pleased to announce the appointment of Mr. Kevin Brown to the Board of Directors. Mr. Brown has been active in the health and wellness field for 15 years and is currently on the boards of two private companies Wellness Factors and My Outcomes. Mr. Browns focus in business operations and business management will be key factors in his role as a Director.

“I look forward in utilizing my skills and expertise in the fields of business management and sales in moving Enertopia forward.” Stated Mr. Brown.

Enertopia announces that Mr. Donald Findlay has stepped down from the board of Directors and we wish Mr. Findlay all the best in his retirement and the Company thanks him for his many years of service and dedication.

“I am extremely excited to have both Victor and Kevin join the Enertopia team as we continue to move the Company forward in the health and wellness sector.” Stated Mr. Robert McAllister, President and CEO of Enertopia.

The Company also announces that a total of 1,850,000 stock options have been granted to Officers, Directors and Consultants at an exercise price of USD $0.05 per share.

About Enertopia

The Company’s mission is to empower people with a better way of living through healthy lifestyle choices in helping you live your life your way. Our core values of honesty, integrity, and commitment help to define our corporate practices and demonstrate our dedication in helping individuals whether they are encountering health issues based on age, diet or have suffered a traumatic physical, mental or an emotional event.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or v-love.co or call Robert McAllister: (250) 765-6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning the closing of the Private Placament and anticipated use of proceeds, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that Victor Lebouthillier or Kevin Brown will have any positive impact on the Company. The reader should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release